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Exhibit 4.4

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO SET FORTH IN THE TERMS OF NOTES ATTACHED HERETO.

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE NOTE REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY GUARANTOR, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY REQUEST OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

CUSIP No.	60871N AB5	ISIN No.	US60871NAB55

No. R-	001	U.S.$	300,000,000

4.85% Notes due 2010

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, promises to pay to CEDE & CO., or registered assigns, the principal sum of up to U.S.$300,000,000 on September 22, 2010 as more particularly specified on the Schedule of Increases or Decreases in Global Security, attached hereto.

        Interest Payment Dates: March 22 and September 22, commencing March 22, 2006.

        Record Dates: March 1 and September 1.

        Additional provisions of this Security are set forth on the other side of this Security.

        Additional provisions of this Security are set forth on the attached "Terms of Notes."

Dated: September 22, 2005

MOLSON COORS CAPITAL FINANCE ULC
By:	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

TD BANKNORTH, NATIONAL ASSOCIATION,
    as Trustee, certifies
        that this is one of
        the Securities referred
        to in the Indenture.

By:
/s/ BRENT J. RAYMOND Authorized Signatory

TERMS OF NOTES

4.85% Senior Notes due 2010

1.     Interest

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this U.S. Denominated Security at the rate per annum shown above; provided, however, that if certain default events provided for in Section 2(e) of the Registration Rights Agreement occur ("Registration Defaults"), additional interest will accrue on this U.S. Denominated Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semi-annually on March 22 and September 22 of each year, commencing March 22, 2006. Interest on the U.S. Denominated Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such U.S. Denominated Securities. Interest will be paid, in arrears, in equal installments and will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.     Method of Payment

        The Company will pay interest on the U.S. Denominated Securities (except defaulted interest) to the Persons who are registered holders of U.S. Denominated Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if U.S. Denominated Securities are canceled after the record date and on or before the interest payment date. Holders must surrender U.S. Denominated Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the U.S. Denominated Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated U.S. Denominated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated U.S. Denominated Security will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Agent Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Agent Trustee may accept in its discretion).

3.     Paying Agent and Registrar

        Initially, TD Banknorth, National Association, a national banking association organized and existing under the laws of the United States (the "Agent Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Parent or any of the Parent's Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.     Indenture

        The Company issued the Notes under an Indenture dated as of September 22, 2005 (as supplemented by (1) the First Supplemental Indenture dated as of September 22, 2005 (the "First Supplemental Indenture") by and among the Company, the Parent, the Subsidiary Guarantors, the U.S. Trustee and the Agent Trustee and (2) the Second Supplemental Indenture dated as of September 22, 2005 (the "Second Supplemental Indenture") by and among the Company, the Parent, each of the Subsidiary Guarantors and the Canadian Trustee, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustees (each, as defined therein). The terms of the U.S. Denominated Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The U.S. Denominated Securities are subject to all such terms, and Holders of U.S. Denominated Securities are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this U.S. Denominated Security and those of the Indenture may conflict, the Indenture shall control.

        The U.S. Denominated Securities are general unsecured obligations of the Company. The Initial U.S. Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness and enter into specified sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.     Optional Redemption

        The U.S. Denominated Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the U.S. Denominated Securities being redeemed or (2) the Make Whole Amount for the U.S. Denominated Securities being redeemed, plus, in each case, accrued and unpaid interest to the redemption date.

        Upon the occurrence of a Tax Redemption Event, the Company may redeem the U.S. Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding U.S. Denominated Securities, plus accrued and unpaid interest on the principal amount of the U.S. Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Agent Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized officer, stating that the Company is entitled to redeem such U.S. Denominated Securities pursuant to the Indenture and specifying the date fixed for such redemption.

6.     Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of U.S. Denominated Securities to be redeemed at his registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption Event, U.S. Denominated Securities in denominations larger than U.S.$1,000 principal amount may be redeemed in part but only in whole multiples of U.S.$1,000. If money sufficient to pay the redemption price of and accrued interest on all U.S. Denominated Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such U.S. Denominated Securities (or such portions thereof) called for redemption.

7.     Guaranty

        The payment by the Company of the principal of, and premium and interest on, the U.S. Denominated Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.     Denominations; Transfer; Exchange

        The U.S. Denominated Securities are in registered form without coupons in denominations of U.S.$1,000 principal amount and whole multiples of U.S.$l,000. A Holder may transfer or exchange U.S. Denominated Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any U.S. Denominated Securities selected for redemption (except, in the case of a U.S. Denominated Security to be redeemed in part, the portion of the U.S. Denominated Security not to be redeemed) or any U.S. Denominated Securities for a period of 15 days before a selection of U.S. Denominated Securities to be redeemed.

9.     Persons Deemed Owners

        The registered Holder of this U.S. Denominated Security may be treated as the legal owner of it for all purposes.

10.   Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Agent Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Agent Trustee for payment.

11.   Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be entitled to terminate all of its obligations under the U.S. Denominated Securities and the Indenture if the Company deposits with the Agent Trustee money or U.S. Government Obligations for the payment of principal and interest on the U.S. Denominated Securities to redemption or maturity, as the case may be.

12.   Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustees shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guaranties with respect to the Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging

Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.   Defaults and Remedies

        Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Company, any Subsidiary Guarantors or certain of the Parent's subsidiaries in a principal amount exceeding U.S.$50,000,000 as a result of the failure of the Parent, the Company, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustees or the Holders of the Securities may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustees may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustees in their exercise of any trust or power.

14.   Trustees' Dealings with the Company

        Subject to certain limitations imposed by the Act, each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.   No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.   Authentication

        This U.S. Denominated Security shall not be valid until an authorized signatory of the Agent Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this U.S. Denominated Security.

17.   Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.   CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.   Holders' Compliance with Registration Rights Agreement

        Each Holder of a U.S. Denominated Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.   Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

          if to the Company or any Guarantor:

      Molson Coors Brewing Company
      311 10th Street
      Golden, Colorado 80401-0030
      Attention: Chief Legal Officer

          if to the Agent Trustee:

      TD Banknorth Wealth Management Group
      Corporate Trust Department
      2300 St. George Road / P.O. Box 1350
      Williston, Vermont 05495
      Attention: Brent Raymond
      Facsimile: (802) 879-2216

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and zip code)

    (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                    agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or
(2)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or
(3)	☐
inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or
(4)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;
(5)	☐	in accordance with another exemption from the registration requirements of the Securities Act; or
(6)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

    Unless one of the boxes is checked, the Agent Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Agent Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

	NOTICE:	To be executed by an executive officer

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Agent Trustee or Securities Custodian

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  Exhibit 4.4